Exhibit 10.16

$80,000,000

BRIDGE LOAN AGREEMENT

Dated as of May 12, 2011

among

FIVE STAR QUALITY CARE, INC.,

MORNINGSIDE HOLDINGS OF CONCORD, LLC,

MORNINGSIDE OF CONCORD, LLC,

MORNINGSIDE HOLDINGS OF RALEIGH, LLC,

MORNINGSIDE OF RALEIGH, LLC,

MORNINGSIDE HOLDINGS OF GASTONIA, LLC,

MORNINGSIDE OF GASTONIA, LLC,

MORNINGSIDE HOLDINGS OF GREENSBORO, LLC,

MORNINGSIDE OF GREENSBORO, LLC

and

FIVE STAR QUALITY CARE — OBX OPERATOR, LLC,

as Borrowers

and

SENIOR HOUSING PROPERTIES TRUST,

as Lender

i

Exhibits

Exhibit A-1	—	Form of Indiana Mortgage
Exhibit A-2	—	Form of North Carolina Mortgage
Exhibit B	—	Form of Note
Exhibit C	—	Form of Compliance Certificate

Schedules

Schedule 1	—	Facilities and Value

ii

BRIDGE LOAN AGREEMENT

This BRIDGE LOAN AGREEMENT, dated as of May 12, 2011, among FIVE STAR QUALITY CARE, INC., a Maryland corporation (“FVE”), MORNINGSIDE HOLDINGS OF CONCORD, LLC, a Delaware limited liability company, MORNINGSIDE OF CONCORD, LLC, a Delaware limited liability company, MORNINGSIDE HOLDINGS OF RALEIGH, LLC, a Delaware limited liability company, MORNINGSIDE OF RALEIGH, LLC, a Delaware limited liability company, MORNINGSIDE HOLDINGS OF GASTONIA, LLC, a Delaware limited liability company, MORNINGSIDE OF GASTONIA, LLC, a Delaware limited liability company, MORNINGSIDE HOLDINGS OF GREENSBORO, LLC, a Delaware limited liability company, MORNINGSIDE OF GREENSBORO, LLC, a Delaware limited liability company, and FIVE STAR QUALITY CARE — OBX OPERATOR, LLC, a Maryland limited liability company (together with FVE, each a “Borrower” and collectively, the “Borrowers”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the “Lender”).

WHEREAS, the Borrowers have requested that the Lender provide a bridge loan facility in connection with Acquisitions (defined below) and the Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01                        Defined Terms.

As used in this Agreement, the following terms have the meanings set forth below:

“Acquired Facilities” means the first three Facilities listed on Schedule 1.

“Acquisition” means the acquisition of an Acquired Facility or other senior living community, as applicable, pursuant to a Purchase Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means Eighty Million Dollars ($80,000,000).

“Agreement” means this Bridge Loan Agreement.

“Availability Period” means the period from and including the Effective Date to and including the time on the date all Acquisitions have either closed or the Purchase Agreements related to any Acquisitions that have not closed have been terminated.

“Base Rate Loan” means a Base Rate Loan under, and as defined in, the SNH Revolving Credit Agreement.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Breakage Amount” means the aggregate amount of cost, expense or compensation payable by the Lender to the lenders under the SNH Revolving Credit Agreement if on the date of a prepayment of principal of any Loan funded by a LIBOR Loan, the Lender prepaid a like amount of principal of such LIBOR Loan.

“Bridge Loan Notice” means a request for a Loan pursuant to Section 2.01(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed in, the Commonwealth of Massachusetts.

“Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of any Borrower, or the power to direct the management and policies of any Borrower, directly or indirectly, (b) the merger or consolidation of any Borrower with or into any Person or the merger or consolidation of any Person into any Borrower (other than the merger or consolidation of any Person into any Borrower that does not result in a Change in Control of such Borrower under clauses (a), (c), (d), (e) or (f) of this definition), (c) any one or more sales, conveyances, dividends or distributions to any Person of all or any material portion of the assets (including capital stock or other equity interests) or business of any Borrower, whether or not otherwise a Change in Control, (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on the date hereof) constituted the board of directors of any Borrower (together with any new directors whose election by such board or whose nomination for election by the shareholders of such Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved, but excluding any individual whose initial nomination for, or assumption of, office as a member of such board of directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the board of directors) to constitute a majority of the board of directors of such Borrower then in office, or (e) the adoption of any proposal (other than a precatory proposal) by any Borrower not approved by vote of a majority of the directors of such Borrower in office immediately prior to the making of such proposal, or (f) the election to the board of directors of any Borrower of any individual not nominated or appointed by vote of a majority of the directors of such Borrower in office immediately prior to the nomination or appointment of such individual.

“Closing Date” means any date on which a Loan is made.

“Commitment” means the Lender’s obligation to make Loans pursuant to Section 2.01.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking (including any security issued by such Person) to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means the lesser of 12% per annum or the highest rate permitted by law.

“Disposition” or “Dispose” means the sale, transfer or assignment of any Property other than (i) in the ordinary course of business, (ii) leases and licenses to residents and service providers, (iii) existing non-resident leases to Subsidiaries of FVE, and (iv) dispositions of obsolete, worn-out or no longer necessary FF&E.

“Effective Date” means the date first above written.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Section 7.01.

“Facility” means all Property associated with each assisted living/Alzheimer’s/independent/senior living community identified on Schedule 1.

“FF&E” means all fixtures, furniture, equipment, machinery, systems and other items of personal property (other than any inventory, consumables, vehicles or similar items), which are now or hereafter attached or appurtenant to, located on or used in connection with the ownership, use, operation or maintenance of the Land and Improvements.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FVE” has the meaning specified in the introductory paragraph hereto.

“FVE Revolving Credit Agreement” means the Credit and Security Agreement, dated as of March 18, 2010, among FVE, as borrower, certain Subsidiaries of FVE as guarantors, the lenders party thereto from time to time, and Jefferies Finance LLC, as administrative agent, collateral agent and issuing bank.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Improvements” means the buildings, structures and other improvements located on the Land, and all fixtures and other property affixed thereto.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Interest Payment Date” means the first day of each month after the initial Closing Date.

“Interest Period” means the period from the initial Closing Date to the last day of the month in which the initial Closing Date occurs and each calendar month thereafter.

“Land” means all parcels of land on which a Facility is located or otherwise operated, as more particularly described in the Mortgages, together with all appurtenances, easements, and rights of way related to such parcels of land, including, without limitation, all of any Borrower’s right, title and interest in and to any streets, alleys or rights of way adjacent thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means any one of the:  (i) Amended and Restated Master Lease Agreement (Lease No. 1) dated as of August 4, 2009, by and among certain Affiliates of Senior Housing Properties Trust, as Landlord, and Five Star Quality Care Trust, as Tenant; (ii) Amended and Restated Master Lease

Agreement (Lease No. 2) dated as of August 4, 2009, by and among certain Affiliates of Senior Housing Properties Trust, as Landlord, and certain Affiliates of FVE, as Tenant; and (iii) Amended and Restated Master Lease Agreement (Lease No. 4) dated as of August 4, 2009, by and among certain Affiliates of Senior Housing Properties Trust, as Landlord, and certain Affiliates of FVE, as Tenant.

“Lender” has the meaning specified in the introductory paragraph hereto.

“LIBOR Loan” means a LIBOR Loan under, and as defined in, the SNH Revolving Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by the Lender to the Borrowers under Section 2.01.

“Loan Documents” means this Agreement, the Note, each Mortgage and all other instruments and agreements executed in connection therewith.

“Material Adverse Effect” means (a)  material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrowers taken as a whole; (b) a material impairment of the ability of any Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

“Maturity Date” means July 1, 2012.

“Mortgage” means a Mortgage substantially in the form of Exhibit A-1 in the case of a Facility located in Indiana and in the form of Exhibit A-2 in the case of a Facility located in North Carolina.

“Note” means the promissory note made by the Borrowers in favor of the Lender evidencing a Loan, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of any Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, recordation or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Permitted Liens” means Liens permitted under Section 6.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Property” means, collectively:

(i)                                     the Land,

(ii)                                  the Improvements,

(iii)                               the FF&E,

(iv)                              all certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating to the ownership, construction, use, management, operation, or enjoyment of the Land, Improvements or FF&E,

(v)                                 all books, records, files, and papers, whether in hard copy or electronic format, used in connection with the ownership, use, operation or maintenance of  the Land, Improvements or FF&E, and

(vi)                              all of the intangible property used in connection with the ownership, use, operation or maintenance of the Land, the Improvements or the FF&E (including, without limitation, any and all warranties or guaranties related to the FF&E or the Improvements and all contracts and other third-party agreements related to the operation or maintenance of the Land, Improvements or FF&E), in each case whether now owned or hereafter acquired by a Borrower; provided, however, in no event shall the Property include (a) any property described in clauses (iii) through (vi) of this definition to the extent such property constitutes “Collateral” under the FVE Revolving Credit Agreement as in effect on the Effective Date or (b) a Borrower’s leasehold interest in any leased FF&E if the grant of a security interest therein to the Lender would constitute an event of default under the applicable lease.

“Purchase Agreements” means the (i) Purchase and Sale Agreement by and among FVE, as Purchaser, and Residential Care I, L.L.C., Residential Care III, Inc., Clearwater Garden Homes, L.L.C., Rosewalk Garden Homes, L.L.C. and American Senior Home Care, L.L.C., jointly and severally as Sellers, dated as of March 18, 2011, relating to the Facility at Clearwater Commons 4519 E. 82nd Street, Indianapolis, Indiana  46250 and the Facility at Rosewalk Commons and Garden Homes 250 Shenandoah Drive Lafayette, Indiana  47905; (ii) Purchase and Sale Agreement by and among FVE, as Purchaser, and Residential Care VII, L.L.C., and Riverwalk Garden Homes, L.L.C., jointly and severally as Sellers, dated as of March 18, 2011, related to the Facility at Riverwalk Commons and Garden Homes, 7235 Riverwalk Way North Noblesville, Indiana  46062; and (iii) Purchase and Sale Agreement by and among FVE, as Purchaser, and Residential Care II, L.L.C., Residential Care IV, L.L.C., Residential Care VI, L.L.C., E&F Realty Co., L.L.P., American Senior Home Care, L.L.C. and American Senior Home Care of Ft. Wayne, L.L.C., jointly and severally as Sellers, dated as of March 18, 2011, relating to the senior living communities at Forest Creek Commons, 6510 U.S. 31 South, Indianapolis, Indiana 46227; Covington Commons, 2601 Covington Commons Drive, Fort Wayne, Indiana 46804; and Northwoods Commons, 2501 Friendship Boulevard, Kokomo, Indiana  46901.

“Responsible Officer” means the chief executive officer, president, chief financial officer, each executive vice president and senior vice president, and the treasurer of a Borrower.  Any document signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“SNH Revolving Agent” means Wachovia Bank, National Association and any successor administrative agent under the SNH Revolving Credit Agreement.

“SNH Revolving Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 29, 2005 by and among the Lender as the borrower, the SNH Revolving Agent and the other institutional lenders a party thereto and any other credit agreement entered into by the Lender upon any replacement or refinancing of such credit agreement.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in such Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a Subsidiary or to Subsidiaries shall refer to a Subsidiary or Subsidiaries of FVE.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“UCC” means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or of any other state the Laws of which are required to be applied in connection with the perfection of a security interest in the Property.

1.02                        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization

Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENT AND BORROWINGS

2.01                        Loans.

(a)                                  Subject to the terms and conditions set forth herein and satisfaction of the conditions set forth in Article III, the Lender agrees to make one or more loans (each, a “Loan”) to the Borrowers on a Business Day during the Availability Period in an amount up to and including the amount of the Aggregate Commitment; provided that the Lender shall not be required to make Loans in the aggregate in excess of the Aggregate Commitment.  The Aggregate Commitment is not revolving in nature, and amounts repaid in respect of Loans may not be reborrowed.

(b)                                 Each Loan shall be made upon the Borrowers’ irrevocable Bridge Loan Notice to the Lender, which may be given in writing or by telephone to the Lender’s chief financial officer.  Each Bridge Loan Notice must be received by the Lender not later than 10:00 a.m. one (1) Business Day prior to the requested date of any Loan to be funded by a Base Rate Loan or not later than 10:00 a.m. three (3) Business Days prior to the requested date of any Loan to be funded by a LIBOR Loan.  Each telephonic Bridge Loan Notice must be memorialized in a writing delivered to Lender within one (1) Business Day after such telephonic Bridge Loan Notice is given.  Each Bridge Loan Notice (whether telephonic or written) shall specify (i) the requested Closing Date for such Loan (which shall be a Business Day), (ii) the principal amount of the Loan requested, (iii) the Acquisition(s) to be funded by such Loan, (iii) whether the requested Loan is to be funded by a Base Rate Loan or a LIBOR Loan (and in the case of a LIBOR Loan, the requested interest period for such Loan, which may be any interest period then available to the Lender for LIBOR Loans), and (iv) wire transfer instructions for the Loan proceeds.

(c)                                  Subject to the satisfaction of the conditions set forth in Article III, following receipt of a Bridge Loan Notice, the Lender shall make the amount of the requested Loan available to the Borrowers on the requested Closing Date and fund such Loan with a Base Rate Loan or a LIBOR Loan as requested by the Borrowers under the Bridge Loan Notice (to the extent a LIBOR Loan with such interest period is then available under the SNH Revolving Credit Agreement).

2.02                        Prepayments.

(a)                                  The Borrowers may, upon notice (a “Prepayment Notice”) to the Lender, at any time or from time to time, voluntarily prepay Loans in whole or in part; provided that (i) such Prepayment Notice must be received by the Lender not later than 11:00 a.m. three (3) Business Days prior to any date of prepayment; (ii) any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each Prepayment Notice shall specify the date of prepayment and the amount of Loans to be prepaid.  Any partial prepayment of the Loans shall be applied to the Loans in the order the Loans were made. Any prepayment shall be accompanied by all accrued interest on the principal amount prepaid and the Breakage Amount, if any.

(b)                                 Any Prepayment Notice may be revoked by the Borrowers without penalty up until the date the Lender has sent a notice of prepayment to the SNH Revolving Agent under the SNH Revolving Credit Agreement with respect to the amount of Loans to be prepaid pursuant to such Prepayment Notice.  The Lender agrees not to send any such notice of prepayment to the SNH Revolving Agent more than one (1) Business Day prior to the date of prepayment set forth in the applicable Prepayment Notice.

2.03                        Termination or Reduction of Aggregate Commitment.

Unless previously terminated, the Commitment will terminate at the end of the Availability Period.  In addition, the Borrowers may, upon notice to the Lender, terminate the Commitment, or from time to time permanently reduce the Aggregate Commitment.  The Aggregate Commitment shall automatically be reduced on the date of each Loan by the principal amount of such Loan.

2.04                        Repayment.

The Borrowers shall repay on the Maturity Date, unless accelerated sooner pursuant to Section 7.02, the entire outstanding principal balance of all Loans together with accrued interest and all other sums then due with respect thereto.

2.05                        Interest.

(a)                                  Applicable Interest.  Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof at the rates of interest imposed on the borrowing by the Lender under the SNH Revolving Credit Agreement to fund such Loan plus 1%.  Lender will advise the Borrowers of the applicable rate within one (1) Business Day of (x) the funding of such Loan and (y) any change in the applicable rate upon continuation of the interest period for any Loan funded by a LIBOR Loan.

(b)                                 Default Interest.

(i)                                     While any Event of Default exists, to the fullest extent permitted by applicable Laws, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at the Default Rate and any unpaid interest shall itself bear interest at the Default Rate.

(ii)                                  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest Payment Date.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein.  Interest shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.06                        Computation of Interest; Breakage Amount.

All computations of interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.  Each determination by the Lender of the interest rate applicable to a Loan or the amount of interest or Breakage Amount owed hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.07                        Evidence of Loans.

Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business.  The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers to pay any amount owing with respect to the Obligations.  Upon the request of the Lender, the Borrowers shall execute and deliver to the Lender the Note, in addition to such accounts or records.  The Lender may attach schedules to the Note and endorse thereon the date and amount of, and accrued interest on, the Loans and payments with respect thereto.

2.08                        Payments Generally; Other Taxes.

(a)                                  General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment, setoff or Taxes.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Lender in Dollars and in immediately available funds not later than noon on the date specified herein.  All payments received after noon shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)                                 Payment of Other Taxes.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law and shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Other Taxes paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Lender as to the amount to which it is entitled to indemnification under this Section 2.08(b) setting forth in reasonable detail the basis for such amounts, shall be conclusive absent manifest error.

ARTICLE III

CONDITIONS PRECEDENT TO EFFECTIVENESS AND BORROWING

3.01                        Conditions Precedent to Effectiveness.

The effectiveness of this Agreement on the Effective Date is subject to satisfaction of the following conditions precedent:

(a)                                  The Lender’s receipt of the following, each of which shall be originals or telecopies:

(i)                                     counterparts of this Agreement executed by each Borrower;

(ii)                                  a certificate of the Secretary or an Assistant Secretary of each Borrower certifying as to and attaching (A) the Organization Documents of such Borrower, (B) the resolutions of such Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (C) a list of the Responsible Officers authorized to act in connection with the Loan Documents; and

(iii)                               a legal existence/good standing certificate of a recent date with respect to each Borrower issued by its jurisdiction of organization.

3.02                        Conditions Precedent to a Loan.

The obligation of the Lender to make a Loan on a Closing Date is subject to satisfaction of the following conditions precedent:

(a)                                  This Agreement shall have become effective in accordance with Section 3.01;

(b)                                 No Event of Default or other Default of which the Borrowers shall have then received written notice or Material Adverse Effect, both before and after giving effect to the Loan to be made on such Closing Date, shall exist;

(c)                                  Each of the representations and warranties made by any Borrower set forth in Article IV or in any other Loan Document shall be true and correct in all respects on and as of such Closing Date with the same effect as though made on and as of such date;

(d)                                 No litigation or proceeding shall be pending or threatened in writing by or before any Governmental Authority which challenges, and no order shall have been entered which restrains, the ability or authority of any Borrower or the Lender to enter into and perform its obligations under the Loan Documents;

(e)                                  The Lender’s receipt of the following:

(i)                                     If required by the Lender, the Note executed by the Borrowers in favor of the Lender in the amount of the Loan being funded as of such Closing Date;

(ii)                                  a certificate signed by a Responsible Officer of FVE certifying (A) that the conditions set forth in clauses (b), (c), (d), (g) and (h) have been satisfied as of such Closing Date;

(iii)                               a Mortgage executed by the applicable Borrower of all Property owned by such Borrower as of such Closing Date and of all Property being acquired by such  Borrower on such Closing Date;

(iv)                              UCC financing statements in appropriate form for filing under the UCC and such other documents under applicable Laws in each jurisdiction as may be necessary or appropriate, desirable to perfect the Liens created, or purported to be created, under the Loan Documents in the Property;

(v)                                 evidence reasonably acceptable to the Lender of payment or arrangements for payment by the Borrowers of all applicable Other Taxes, fees, charges, costs and expenses required for the filing or recording of the items delivered pursuant to clause (iv) above and the Mortgages; and

(vi)                              a Lender’s title insurance policy with respect to each Mortgage, together with endorsements thereto reasonably acceptable to the Lender, insuring that such Mortgage is a valid, first lien on the Property subject to such Mortgage, subject only to Permitted Liens;

(f)                                    Any fees and expenses of the Lender required to be paid on or before the Closing Date shall have been paid;

(g)                                 The Acquisition(s) to be funded by such Loan (as specified in the applicable Bridge Loan Notice) shall be consummated substantially concurrently with the Loan.  The Purchase Agreement for such Acquisition shall not have been amended or waived by the Borrowers in a manner materially adverse to the Lender (in the Lender’s commercially reasonable judgment) without the consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed), it being understood that any change in the acquisition consideration contemplated by the Purchase Agreement for usual and customary closing adjustments shall not be deemed to be materially adverse to the Lender; and

(h)                                 Immediately following the funding of such Loan and the consummation of the Acquisition(s) to be funded by such Loan, the aggregate outstanding principal of all Loans shall not exceed 80% of the aggregate value of all Land and Improvements then securing the Loans pursuant to a Mortgage, based on the values set forth on Schedule 1.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lender (as to itself only) that on and as of the Effective Date and each Closing Date:

4.01                        Existence, Qualification and Power; Compliance with Laws.

Such Borrower (a) is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and (b) has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

4.02                        Authorization; No Contravention.

The execution, delivery and performance by such Borrower of each Loan Document to which it is a party has been duly authorized by all necessary corporate or limited liability company action, and do not and will not (a) contravene the terms of such Borrower’s Organization Documents; (b) to the knowledge of the applicable Borrower, conflict with or result in any breach or contravention of, or require any payment to be made under (i) any Contractual Obligation to which such Borrower is party or affecting any of the Property or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject; (c) result in the creation of any Lien on the Property (other than in favor of the Lender) or (d) to the knowledge of such Borrower, violate any Law.

4.03                        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Borrower of this Agreement or any other Loan Document except as have been obtained or would not reasonably be expected to result in an Event of Default or a Material Adverse Effect.

4.04                        Binding Effect.

(a)                                  This Agreement has been, and each other Loan Document, when executed and delivered, will have been, duly executed and delivered by such Borrower.  This Agreement constitutes, and each other Loan Document when so executed and delivered will constitute, a legal, valid and binding obligation of each Borrower a party thereto, enforceable against such Borrower in accordance with its terms.

(b)                                 The provisions of Article VIII and the Mortgages create legal and valid Liens in all of the Property in favor of the Lender and when all proper filings and other actions necessary to perfect such Liens have been completed, such Liens will constitute perfected and continuing Liens on all of the Property owned by such Borrower, having priority over all other Liens on such Property (other than Permitted Liens), enforceable against such Borrower in accordance with their respective terms.

4.05                        Litigation.

There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of such Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against such Borrower or any of its Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate would reasonably be expected to result in an Event of Default or a Material Adverse Effect.

4.06                        Title to Property.

Such Borrower has good and insurable title to all Property now owned by it and each Borrower will have as of the consummation of each Acquisition, good and insurable title to all Property to be acquired by it in such Acquisition, in each case, subject to no Liens other than Permitted Liens.

4.07                        Margin Regulations; Investment Company Act.

(a)                                  Such Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)                                 Neither Borrower nor any Person Controlling such Borrower, or any Subsidiary of such Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

4.08                        Compliance with Laws.

Such Borrower and each Subsidiary of such Borrower is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in an Event of Default or a Material Adverse Effect.

ARTICLE V

AFFIRMATIVE COVENANTS

Following the initial Closing Date, so long as any Loan or other Obligation hereunder or under any other Loan Document shall remain unpaid or unsatisfied, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02, and 5.03) cause each Subsidiary to:

5.01                        Financial Statements.

Deliver to the Lender:

(a)                                  as soon as available, but in any event within five (5) days after the date FVE is required to file its Form 10-K with the SEC, a consolidated balance sheet of FVE and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

(b)                                 as soon as available, but in any event within five (5) days after the date FVE is required to file its Form 10-Q with the SEC, a consolidated balance sheet of FVE and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal quarter and for the portion of FVE’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of FVE as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of FVE and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

5.02                        Certificates; Other Information.

Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)                                  concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b) a duly completed Compliance Certificate signed by a Responsible Officer of FVE;

(b)                                 such information with respect to each of the Facilities as would be required to be delivered to the Lender or any of its Affiliates under the Leases if the Facilities were “Facilities” under such Leases; and

(c)                                  promptly, such additional information regarding the business, financial or corporate affairs of a Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which FVE posts such documents, or provides a link thereto on FVE’s website; or (ii) on which such documents are posted on FVE’s behalf on an internet or intranet website, if any, to which the Lender has access (including a commercial, third-party website).

5.03                        Notices.

Promptly notify the Lender of:

(a)                                  the occurrence of any Default of which a Borrower obtains actual knowledge; and

(b)                                 any matter of which a Borrower obtains actual knowledge and that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of FVE setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto.

5.04                        Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by a Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon any Property; and (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness, in each case except in the case of clauses (a) and (c), where the failure to do so could not reasonably be expected to result in an Event of Default or have a Material Adverse Effect.

5.05                        Preservation of Existence, Etc.

Except as permitted by Section 6.02, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and, except to the extent that failure to do so could not reasonably be expected to result in an Event of Default or have a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business.

5.06                        Maintenance of Properties.

Except where the failure to do so could not reasonably be expected to result in an Event of Default or a Material Adverse Effect, (a) maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of the Properties in good working order and condition, ordinary wear and tear excepted; and (b) make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof.

5.07                        Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies, insurance with respect to the Properties and the business conducted thereon against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, and in such amounts as are customarily carried under similar circumstances by such other Persons and as are acceptable to the Lender.

5.08                        Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to result in an Event of Default or a Material Adverse Effect.

5.09                        Inspection Rights.

Permit representatives and independent contractors of the Lender to visit and inspect any of the Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours upon reasonable advance notice to the Borrowers and unless an Event of Default exists and is continuing, no more than once in any calendar year; provided, however, that when an Event of Default exists, the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

5.10                        Use of Proceeds.

Use proceeds from the Loans solely to finance the Acquisitions identified in the applicable Bridge Loan Notice (including repayment of existing indebtedness) and to pay transaction fees, commissions and expenses in connection therewith.

ARTICLE VI

NEGATIVE COVENANTS

Following the initial Closing Date, so long as any Loan or other Obligation shall remain unpaid or unsatisfied, no Borrower shall directly or indirectly:

6.01                        Liens.

Create, incur, assume or suffer to exist any Lien upon any portion of the Property, whether now owned or hereafter acquired, other than the following:

(a)                                  Liens pursuant to any Loan Document;

(b)                                 Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Borrower in accordance with GAAP;

(c)                                  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Borrower in accordance with GAAP;

(d)                                 pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)                                  deposits to secure the performance of bids, trade contracts and leases (other than indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)                                    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business at the Properties; and

(g)                                 non-monetary Liens on any Property set forth in the Schedule B to a Borrower’s title policy for such Property provided to the Lender, or otherwise disclosed in writing to the Lender, and reasonably acceptable to the Lender, on or prior to the Closing Date with respect to any Property owned by a Borrower as of such Closing Date, and as of the applicable Closing Date as to any Property being acquired on such Closing Date.

6.02                        Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, except that, notwithstanding anything in this Agreement to the contrary, so long as no Event of Default exists or would result therefrom, any Borrower may merge with any other Borrower, provided that in a merger involving FVE, FVE shall be the continuing or surviving Person.

6.03                        Dispositions.

Make any Disposition of all or any portion of the Property.

6.04                        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrowers as of the date hereof or any business substantially related or incidental thereto.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.01                        Events of Default.

The occurrence of any of the following at any time after the Effective Date shall constitute an Event of Default:

(a)                                  Non-Payment.  The Borrowers fail to pay when and as required to be paid, any amount of principal or interest of any Loan or any other Obligation within five (5) Business Days after notice from the Lender that the same is past due; or

(b)                                 Specific Covenants.  Any Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement applicable to it and contained in Section 5.05, Section 5.07 or Article VI and such failure continues for ten (10) Business Days after notice thereof from the Lender; or

(c)                                  Other Defaults.  Any Borrower or any Subsidiary fails to perform or observe any other covenant or agreement applicable to it (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof from the Lender (or, provided that if such Borrower or Subsidiary commences to cure such failure during said thirty (30) day period and has, and continues to, diligently prosecute such cure to completion, such additional reasonable period of time (but not exceeding an additional sixty (60) days) as may be necessary to effect such cure); or

(d)                                 Cross Defaults.  Any Borrower or any Subsidiary fails to make any payment when due or fails to perform or observe any other covenant or agreement contained in any other Contractual Obligation owed by a Borrower or any Subsidiary to the Lender or any of its Affiliates which continues after the expiration of any applicable notice or cure period; or

(e)                                  Change in Control.  The occurrence of a Change in Control; or

(f)                                    Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and not cured within ten (10) Business Days after written notice thereof from the Lender; or

(g)                                 Insolvency Proceedings, Etc.  Any Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or

applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Borrower and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any Borrower or to all or any material part of its property is instituted without the consent of such Borrower and continues undismissed or unstayed for sixty(60) days, or an order for relief is entered in any such proceeding; or

(h)                                 Inability to Pay Debts; Attachment.  (i) Any Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(i)                                     Litigation; Enforceability.  Any Borrower shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Note or any other Loan Document, or this Agreement, the Note, or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof) or shall cease to create a perfected Lien in favor of the Lender in the Property subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens.

7.02                        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)                                  declare the Commitment to be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c)                                  exercise all rights and remedies available to it under the Loan Documents, including pursuant to Article VIII, or at law or in equity;

provided, however, that upon the occurrence of an Event of Default pursuant to Sections 7.01(g) or (h), the Commitment shall automatically terminate, the unpaid principal amount of all outstanding Loans, and all interest and other Obligations shall automatically become due and payable without further act of the Lender.

7.03                        Application of Funds.

After the exercise of remedies provided for in Section 7.02 (or after the Loans have become due and payable as set forth in Section 7.02), any amounts received on account of any of the Obligations shall be applied by the Lender to the Obligations in such amounts and in such order as the Lender shall determine.

7.04                        Specific Performance.

The Lender may enforce any judgment obtained in connection with the Loan Documents through an action for specific performance.

ARTICLE VIII

SECURITY INTEREST; ADDITIONAL REMEDIES

8.01                        Grant of Security Interest.

To secure the prompt payment and performance of all of the Obligations, each Borrower hereby collaterally assigns and pledges to the Lender a continuing security interest in all of such Borrower’s right, title and interest in and to the Property and in all proceeds thereof.

8.02                        Preservation of Property and Perfection of Security Interests.

Each Borrower shall, on request of the Lender, execute and deliver to the Lender all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender), in a form reasonably satisfactory to the Lender, necessary or desirable to perfect, keep perfected and to protect and preserve the Liens on the Property granted under the Loan Documents.  The Lender is hereby irrevocably authorized to file (and sign if necessary) on behalf of each Borrower UCC or effective financing statements on the Property at any time or from time to time and any continuation statement or amendment with respect thereto, in any appropriate filing office.

8.03                        Remittance of Proceeds to Lender.

At any time an Event of Default exists, if any proceeds of any Property shall come into the possession of a Borrower, such Borrower shall hold such proceeds as the sole and exclusive property of the Lender, and as trustee for the Lender, and no later than the first Business Day following receipt, remit any proceeds constituting cash or cash items (or cause the same to be remitted), in kind to the Lender.

8.04                        Safekeeping of Property.

To the maximum extent permitted by Law, the Lender shall not be responsible for:  (a) the safekeeping of the Property; (b) any loss or damage to the Property; (c) any diminution in the value of the Property; or (d) any act or default of any other Person relating to the Property.  All risk of loss, damage, destruction or diminution in value of the Property shall be borne by the Borrowers.

8.05                        State of Incorporation; Name.

The exact legal names of each Borrower are set forth on the signature pages of this Agreement and their respective jurisdictions of organization are correctly stated in the introductory paragraph of this Agreement.  The principal place of business and chief executive office of each Borrower is 400 Centre Street, Newton, Massachusetts 02458.  No Borrower may change such office, its name or state of organization, unless such Borrower gives the Lender at least 30-days’ prior written notice thereof.

8.06                        Continuing Lien.

It is the intent of the parties hereto that the Liens granted under the Loan Documents (a)  shall constitute a continuing Lien securing any and all future, as well as existing, Obligations, and (b)  shall attach to after-acquired as well as existing Property of a Borrower.

8.07                        Possession; Sale of Property.

(a)                                  In addition to the rights and remedies contained in Section 7.02, while an Event of Default exists, the Lender shall have all the rights and remedies of a secured party under the UCC and the right (subject to any applicable Laws):

(i)                                     with or without notice or demand for performance and without liability for trespass, subject to the rights of lessees, if any, enter any of the Property and peaceably take possession of the same, and may take such measures as the Lender may deem necessary or proper for the care or protection thereof (including without limitation, the right to remove all or any portion of such Property);

(ii)                                  with or without taking such possession, may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Property, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale, except at least ten (10) Business Days’ written notice to the Borrowers of the time and place of such sale or sales (and such other notices as may be required by applicable Law, if any, and which cannot be waived), which each Borrower hereby expressly acknowledges is commercially reasonable.  The Lender shall have no obligation to clean-up or otherwise prepare any Property for such sale.  Each purchaser at any such sale shall hold the Property sold absolutely, free from any claim or right on the part of any Borrower, and each Borrower hereby waives (to the fullest extent permitted by applicable Law) all rights of redemption, stay and appraisal that such Borrower now have or may at any time in the future have under any applicable Law now existing or hereafter enacted; and

(iii)                               at any such sale, the Property, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender (in its sole and absolute discretion) determines.  The Lender shall not be obligated to make any sale of any Property if it shall determine not to do so, regardless of the fact that notice of sale of such Property shall have been given.  The Lender may, without notice or publication, adjourn any such public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any such sale of all or any part of the Property is made on credit or for future delivery, the Property so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof.  The Lender shall not incur any liability for the failure to collect or realize upon any or all of the Property or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided such Property may be sold again upon like notice.

(b)                                 At any public sale made pursuant to this Agreement (or to the extent permitted by applicable Law at any private sale), the Lender may bid for or purchase the Property and any other security for the Obligations, free from any right of redemption, stay or appraisal and all rights of marshalling, (all said rights being also hereby waived and released by each Borrower to the fullest extent permitted by applicable Law), and may make payment on account thereof by using any claim then due and payable to the Lender from the Borrowers as a credit against the purchase price, and the Lender, upon compliance with the terms of sale, may hold, retain and dispose of such Property without further accountability to the Borrowers therefor.

(c)                                  As an alternative to exercising the power of sale herein conferred upon it, in connection with the exercise of any remedies, the Lender may proceed by a suit or suits at law or in equity to foreclose on the Property and to sell the same or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  In any action hereunder, the Lender shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Property and to exercise such powers as the court shall confer upon the receiver.  Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, the Lender shall be entitled to apply, without notice to any Borrower, any cash or cash items constituting Property or proceeds thereof in its possession to payment of the Obligations.

8.08                        Sale following Maturity Date or Acceleration.

(a)                                  Notwithstanding anything in this Agreement to the contrary, if all Obligations are not paid in full as of the Maturity Date, or if earlier, upon acceleration of the Loans pursuant to Section 7.02, then at the request of the Lender, the Borrowers will transfer to the Lender or its designee (the “New Owner”) the Acquired Facilities as follows:

(i)                                     if the aggregate amount of the outstanding Obligations is not more than $30.4 million, the New Owner shall only be entitled to require transfer of the first Acquired Facility listed on Schedule 1;

(ii)                                  if the aggregate amount of the outstanding Obligations is more than $30.4 million, but not more than $53.82 million, the New Owner shall be entitled to require transfer of the first and second Acquired Facilities listed on Schedule 1; and

(iii)                               if the aggregate amount of the outstanding Obligations is more than $53.82 million, the New Owner shall be entitled to require transfer of all three Acquired Facilities.

(b)                                 Upon transfer of an Acquired Facility the Lender will acknowledge satisfaction of the then outstanding Obligations in an amount equal to the value of such Acquired Facility set forth in Schedule 1; provided, the Acquired Facilities must be transferred in the order they appear on Schedule 1 (for example, the first listed Acquired Facility must be transferred before or simultaneously with the second listed Acquired Facility).  If the aggregate value for the Acquired Facilities transferred exceeds the then outstanding Obligations, the New Owner shall on the date of the transfer pay an amount equal to the excess in cash to the Borrowers.  If the then outstanding Obligations exceed the aggregate value of the Acquired Facilities transferred, the Borrowers shall remain liable for the deficiency and the Lender shall have and retain all rights and remedies under this Agreement with respect thereto and any remaining Property.

(c)                                  Contemporaneously with the transfer of an Acquired Facility pursuant to this Section 8.08, an Affiliate of FVE shall lease such Acquired Facility from the New Owner pursuant to a Lease.  The New Owner shall specify the Lease under which the Acquired Facility will be leased and all of the terms of such Lease will apply to such Acquired Facility except “Base Gross Revenues” with respect to such Acquired Facility will be the “Gross Revenues” for calendar year 2012 and the annual “Minimum Rent” for such Acquired Facility will equal 8% of the value of such Acquired Facility as set forth on

Schedule 1. “Base Gross Revenues”, “Gross Revenues” and “Minimum Rent” have the meanings given therefor in the applicable Lease.

(d)                                 The foregoing notwithstanding, the rights and obligations of the parties under this Section 8.08 shall be subject to New Owner’s obtaining all required licenses and regulatory approvals for the ownership of such Facility by the New Owner, and the parties will reasonably cooperate in the process of obtaining such licenses and approvals.

ARTICLE IX

MISCELLANEOUS

9.01                        Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing signed by the Lender and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02                        Notices; Effectiveness; Electronic Communication.

(a)                                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopier as follows:

(i)                                     if to a Borrower, to:

Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts 02458

Attn:  Bruce J. Mackey, Jr.

Telecopy No.: 617-796-8243

(ii)                                  if to the Lender, to:

Senior Housing Properties Trust

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458

Attn:  David J. Hegarty

Telecopy No.:  617-796-8349

Notices sent by hand or overnight courier service, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)                                 Change of Address, Etc.  Each of the Borrowers and the Lender may change its address or telecopier address by notice to the others as provided in this Section 9.02.

(c)                                  Reliance by the Lender.  The Lender shall be entitled to rely and act upon any notices (including telephonic Bridge Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

9.03                        No Waiver; Cumulative Remedies.

No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.04                        Expenses; Indemnity; Damage Waiver.

(a)                                  Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender, filing fees, recording costs and title insurance premiums), in connection with the diligence, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any counsel for the Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

(b)                                 Indemnification by the Borrowers.  The Borrowers shall indemnify the Lender and its Affiliates and their respective officers, directors, agents and employees (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Lender’s agreement to make Loans or the use or intended use of the proceeds thereof), (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to a Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or a Subsidiary, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by a Borrower against an Indemnitee for breach in bad faith or a material breach of such

Indemnitee’s obligations hereunder or under any other Loan Document, if a Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (C) arose from any event occurring after the Lender or its designee have taken to the applicable Property by foreclosure or deed in lieu thereof.  Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return any and all amounts paid by the Borrowers under this paragraph to such Indemnitee to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.

(c)                                  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(d)                                 Payments.  All amounts due under this Section 9.04 shall be payable not later than twenty (20) days after demand therefor.

(e)                                  Survival.  The agreements in this Section 9.04 shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all Obligations.

9.05                        Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its commercially reasonable discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06                        Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and to the extent expressly contemplated hereby, Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.07                        Right of Setoff.

If an Event of Default shall have occurred and be continuing, the Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all amounts at any time held and other obligations at any time owing by the Lender or any such Affiliate to a Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand therefor and although such Obligations may be contingent and unmatured.  The rights of the Lender and its Affiliates under this Section 9.07 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have.

9.08                        Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law.  If the Lender shall receive interest in an amount that exceeds such maximum rate, the excess interest shall be applied to the principal of Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.

9.09                        Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” via e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.10                        Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Obligation shall remain unpaid or unsatisfied.

9.11                        Severability.

If any provision of the Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of the Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.12                        Governing Law; Jurisdiction; Etc.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS; WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

9.13        Arbitration.

(a)           Disputes.  Any disputes, claims or controversies between or among the parties hereto (i) arising out of or relating to this Agreement or the transactions contemplated hereby, or (ii) brought by or on behalf of any shareholder of either the Lender or FVE (which, for purposes of this Section 9.13, shall mean any shareholder of record or any beneficial owner of shares in either the Lender or FVE, or any former shareholder of record or beneficial owner of shares of the Lender or FVE) either on his, her or its owner behalf, on behalf of either the Lender or FVE or on behalf of any series of class of shares of either the Lender or FVE against the Lender or FVE or any trustee, director officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Lender or FVE, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute be resolved through binding and final Arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(b)           Selection of Arbitrators.  There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within 15 days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA.  If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within 15 days thereafter, one of the three arbitrators it had proposed as the second arbitrator.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)           Location of Arbitration.  The place of Arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)           Scope of Discovery.  There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

(e)           Arbitration Award.  In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the Commonwealth of Massachusetts.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this Section 9.13 shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

(f)            Costs.  Except to the extent expressly provided by this Section 9.13 or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees).  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

(g)           Final Judgment.  The Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this Section 9.13 to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(h)           Payment.  Any monetary award shall be made and payable in Dollars free of any tax, deduction or offset.  The party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

(i)             Beneficiaries.  This Section 9.13 is intended to benefit and be enforceable by the shareholders, trustees, directors, officers, managers (including Reit Management & Research LLC or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

9.14        Joint and Several Liability.

Each and every obligation of the Borrowers under this Agreement or any other Loan Document is the joint and several obligation of each Borrower whether or not so expressed.  Such obligations are independent, and may be enforced against any Borrower, irrespective of whether enforcement is brought against any other Borrower.  If for any reason any Borrower has no legal existence or is under no legal obligation to discharge any of its obligations to the Lender, or if any of the moneys payable on such obligations have become irrecoverable from a Borrower, by operation of law or otherwise, such obligations shall nevertheless be binding on each other Borrower.

9.15        Statement Concerning Limited Liability.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND

SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST.  ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed as of the date first above written.

SENIOR HOUSING PROPERTIES TRUST
as Lender

By:	/s/ David J. Hegarty
Name:	David J. Hegarty
Title:	President

FIVE STAR QUALITY CARE, INC.
as Borrower

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE HOLDINGS OF CONCORD, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF CONCORD, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE HOLDINGS OF RALEIGH, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF RALEIGH, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE HOLDINGS OF GASTONIA, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF GASTONIA, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE HOLDINGS OF GREENSBORO, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF GREENSBORO, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

FIVE STAR QUALITY CARE — OBX OPERATOR, LLC
as Borrower

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President

EXHIBIT A-1

FORM OF INDIANA MORTGAGE

EXHIBIT A

[Form of Indiana Mortgage]

[SUBJECT TO LOCAL COUNSEL/TITLE COMPANY REVIEW]

THIS INSTRUMENT PREPARED BY

AND AFTER RECORDING RETURN TO:

Louis A. Monti, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA  02109

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

[INSERT PROPERTY ADDRESS]

THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of                           , 2011 by FIVE STAR QUALITY CARE-OBX OPERATOR, LLC, a Maryland limited liability company having a business address of 400 Centre Street, Newton, Middlesex County, Massachusetts  02458 (the “Mortgagor”), for the benefit of SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust having a business address of Two Newton Place, 255 Washington Street, Newton, Middlesex County, Massachusetts  02458 (the “Mortgagee”).

WHEREAS, the Mortgagor, Five Star Quality Care, Inc. and certain subsidiaries of Five Star Quality Care, Inc., as borrowers (jointly and severally, the “Borrowers”), and the Mortgagee entered into that certain $80,000,000 Bridge Loan Agreement, dated as of May       , 2011 (the

“Loan Agreement”), pursuant to which the Mortgagee agreed to loan to the Borrowers up to Eighty Million and 00/100 Dollars ($80,000,000.00) (the “Maximum Loan Amount”) in accordance with the terms and conditions of the Loan Agreement;

WHEREAS, the Borrowers have executed that certain Promissory Note, dated as of                   , 2011 for the Maximum Loan Amount in favor of the Mortgagee (the “Note”); and

WHEREAS, the Mortgagor is obligated under the Loan Agreement to execute and deliver this Mortgage to the Mortgagee as security for the due and punctual payment and performance of all of the obligations of the Borrowers under the Loan Agreement and the Note (collectively, the “Obligations”).

NOW, THEREFORE, as security for the due and punctual payment and performance of the Obligations, the Mortgagor, intending to be legally bound hereby, hereby mortgages and warrants to the Mortgagee, its successors and assigns forever:

All of the Mortgagor’s right, title and interest, in and to the following (collectively, the “Mortgaged Property”):

A.            Those certain parcels of land in                  County, Indiana as further described on Exhibit A, together with all appurtenances, easements, and rights of way related to such parcels of land, including, without limitation, all of the Mortgagor’s right, title and interest in and to any streets, alleys or rights of way adjacent thereto (the “Land”);

B.            The buildings, structures and other improvements located on the Land, and all fixtures and other property affixed thereto (the “Improvements”);

C.            All fixtures, furniture, equipment, machinery, systems and other items of personal property (other than any inventory, consumables, vehicles or similar items), which are now or hereafter attached or appurtenant to, located on or used in connection with the ownership, use, operation or maintenance of the Land and Improvements (the “FF&E”);

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D.            All certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating to the ownership, construction, use, management, operation, or enjoyment of the Land, Improvements or FF&E;

E.             All books, records, files, and papers, whether in hard copy or electronic format, used in connection with the ownership, use, operation or maintenance of the Land, Improvements or FF&E; and

F.             All of the intangible property used in connection with the ownership, use, operation or maintenance of the Land, the Improvements or the FF&E (including, without limitation, any and all warranties or guaranties related to the FF&E or the Improvements and all contracts and other third-party agreements related to the operation or maintenance of the Land, Improvements or FF&E);

in each case whether now owned or hereafter acquired by the Mortgagor; provided, however, in no event shall the Mortgaged Property include (a) any property described in clauses (C) through (F) above to the extent such property constitutes “Collateral” under the FVE Revolving Credit Agreement (as defined in the Loan Agreement) as in effect on the effective date of the Loan Agreement, or (b) the Mortgagor’s leasehold interest in any leased FF&E if the grant of a security interest therein to the Mortgagee would constitute an event of default under the applicable lease.

The final payment and performance of the Obligations are scheduled to become due on or before July 1, 2012, or such later date as may be established pursuant to the terms of the Loan Agreement.

The Mortgagor expressly agrees to pay and perform the Obligations, without any relief whatsoever from valuation or appraisement laws of the State of Indiana.

The Mortgagor shall keep the Improvements, now or hereafter erected, constantly insured for the benefit of the Mortgagee against loss by fire, windstorm and such other casualties and contingencies, in such manner and in such companies and for such amounts, as indicated in the Loan Agreement.  All proceeds from any insurance so maintained shall at the option of the Mortgagee be applied to the debt secured hereby and if payable in installments, applied in the inverse order of maturity of such installments or to the repair or reconstruction of any Improvements.

In the event that any or all of the Mortgaged Property shall be condemned and taken under the power of eminent domain, the Mortgagor shall give immediate written notice to the Mortgagee and the Mortgagee shall have the right to receive and collect all damages awarded by

4

reason of such taking, and the right to such damages hereby is assigned to the Mortgagee who shall have the discretion to apply the amount so received, or any part thereof, to the indebtedness due hereunder and if payable in installments, applied in the inverse order of maturity of such installments, or to any alteration, repair or restoration of the Mortgaged Property by the Mortgagor.

The Mortgagor hereby acknowledges and agrees that the Obligations include, and that this Mortgage is given to secure, advances that may be made by the Mortgagee and obligations that may be incurred by the Mortgagor in addition and subsequent to the advances evidenced by the Note (“Future Advances”) and that this Mortgage shall secure all Future Advances of every nature and kind, provided, however, that the aggregate principal amount of Future Advances at any time shall not exceed 200% of the Maximum Loan Amount.  Pursuant to Indiana Code §32-29-1-10, the lien of this Mortgage with respect to any Future Advances, modifications, extensions and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded, without regard to the fact that such Future Advance, modification, extension or renewal may occur after this Mortgage is executed.  The maximum amount stated in this paragraph is stated pursuant to and in accordance with Indiana Code §32-29-1-10 and is not and shall not be deemed to be a commitment by the Mortgagee to make Future Advances.

If there is an Event of Default (as defined in the Loan Agreement), then, at any time thereafter (until the Event of Default is cured), the Mortgagee shall have the right to (i) foreclose the lien of this Mortgage against all or any part of the Mortgaged Property, (ii) enforce in whole or in part every security interest granted by this Mortgage or the Loan Agreement, (iii) institute any proceeding that the Mortgagee may deem to be necessary or appropriate for the protection of its interests (including, without limitation, a proceeding for injunction or for specific performance with respect to the terms and conditions of this Mortgage and the Loan Agreement, (iv) cure the Event of Default for the account of the Mortgagor (including, without limitation, paying any delinquent taxes, assessments, and premiums for the policies of insurance required to be maintained by the Mortgagor under the Loan Agreement), and/or (v) exercise any other right or remedy granted under the Loan Agreement or otherwise available at law or in equity.  All costs and expenses incurred by the Mortgagee in exercising or enforcing any of its rights or remedies hereunder shall be paid by the Mortgagor upon demand by the Mortgagee, together with interest thereon from the date of demand until payment in full at the Default Rate (as defined in the Loan Agreement) and constitute a part of the Obligations.

This Mortgage is intended to be a security agreement pursuant to the Indiana Uniform Commercial Code (“UCC”) for (i) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the UCC and which are not herein effectively made part of the real property, and (ii) any and all items of property specified above as part of the Mortgaged Property which, under

5

applicable law, constitute fixtures and may be subject to a security interest under Article 9.1 of the UCC, and the Mortgagor hereby grants the Mortgagee a security interest in said property, and in all additions thereto, substitutions therefore and proceeds thereof, for the purpose of securing all Obligations now or hereafter secured by this Mortgage.  The Mortgagor hereby authorizes the Mortgagee to file financing statements and continuation statements to perfect the Mortgagee’s security interest in said property.  The Mortgagor shall pay (i) all costs of filing such statements and renewals and releases thereof, and (ii) all costs and expenses of any record searches for financing statements the Mortgagee may reasonably require.  Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), the Mortgagee shall have the rights and remedies of a secured party under the UCC, as well as all other rights and remedies available at law or in equity, and, at the Mortgagee’s option, the Mortgagee may also invoke the rights and remedies provided elsewhere in this Mortgage as to such property.  This Mortgage constitutes a financing statement filed as a fixture filing under the UCC in the real estate records of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term “Mortgaged Property” and with respect to any goods or other personal property that may now be or hereafter become such a fixture.

6

IN WITNESS WHEREOF, the Mortgagor has caused this deed to be made as of the                day of                             , 2011.

FIVE STAR QUALITY CARE-OBX OPERATOR, LLC, a Maryland limited liability company

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS )

) SS:

COUNTY OF MIDDLESEX	)

On this              day of             , 2011, before me, the undersigned notary public, personally appeared                               , the                        of Five Star Quality Care-OBX Operator LLC, a Maryland limited liability company, proved to me based on personal knowledge or through satisfactory evidence of identification consisting of                                   , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as an authorized person of the company.

Official signature and seal of notary

My commission expires:

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.

Louis A. Monti, Esq.

EXHIBIT A-2

FORM OF NORTH CAROLINA MORTGAGE

EXHIBIT A

[Form of North Carolina Deed of Trust]

[SUBJECT TO LOCAL COUNSEL/TITLE COMPANY REVIEW]

NORTH CAROLINA DEED OF TRUST, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT
[INSERT PROPERTY ADDRESS]

THIS NORTH CAROLINA DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is made as of the          day of                   , 2011, by and between                                      , LLC, a Delaware limited liability company having a business address of 400 Centre Street, Newton, Middlesex County, Massachusetts  02458 (the “Grantor”), and                                                 , a                                                 having a business address of                                             (the “Trustee”) for the benefit of SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust having a business address of Two Newton Place, 255 Washington Street, Newton, Middlesex County, Massachusetts  02458 (the “Beneficiary”).  The designations Grantor, Trustee, and Beneficiary as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WHEREAS, the Grantor, Five Star Quality Care, Inc. and certain subsidiaries of Five Star Quality Care, Inc., as borrowers (jointly and severally, the “Borrowers”), and the Beneficiary entered into that certain $80,000,000 Bridge Loan Agreement, dated as of May       , 2011 (the “Loan Agreement”), pursuant to which the Grantor agreed to loan to the Borrowers up to a principal sum of Eighty Million and 00/100 Dollars ($80,000,000.00) (the “Maximum Loan Amount”), in accordance with the terms and conditions of the Loan Agreement;

WHEREAS, the Borrowers have executed that certain Promissory Note, dated as of                               , 2011 for the Maximum Loan Amount in favor of the Beneficiary (the “Note”);

WHEREAS, the Grantor is obligated under the Loan Agreement to execute and deliver this Deed of Trust to the Trustee for the benefit of the Beneficiary as security for the due and punctual payment and performance of all of the obligations of the Borrowers under the Loan Agreement and the Note (collectively, the “Obligations”); and

WHEREAS, the final due date for payment and performance of the Obligations, if not sooner paid and performed, is July 1, 2012.

NOW, THEREFORE, as security for the Obligations and other sums expended by Beneficiary pursuant to this Deed of Trust, the Loan Agreement and the Note and costs of collection (including attorneys fees as provided in the Loan Agreement) and other valuable consideration, the receipt of which is hereby acknowledged, the Grantor has bargained, sold, given, granted and conveyed and does by these presents bargain, sell, give, grant and convey to said Trustee, his heirs, or successors, and assigns:

All of the Grantor’s right, title and interest, in and to the following (collectively, the “Property”):

A.            Those certain parcels of land situated in the City of                                  Township,                                              County, North Carolina as further described on Exhibit A, together with all appurtenances, easements, and rights of way related to such parcels of land, including, without limitation, all of the Grantor’s right, title and interest in and to any streets, alleys or rights of way adjacent thereto (the “Land”);

B.            The buildings, structures and other improvements located on the Land, and all fixtures and other property affixed thereto (the “Improvements”);

C.            All fixtures, furniture, equipment, machinery, systems and other items of personal property (other than any inventory, consumables, vehicles or similar items), which are now or hereafter attached or appurtenant to, located on or used in connection with the ownership, use, operation or maintenance of the Land and Improvements (the “FF&E”);

D.            All certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating to the ownership, construction, use, management, operation, or enjoyment of the Land, Improvements or FF&E;

E.             All books, records, files, and papers, whether in hard copy or electronic format, used in connection with the ownership, use, operation or maintenance of  the Land, Improvements or FF&E; and

F.             All of the intangible property used in connection with the ownership, use, operation or maintenance of the Land, the Improvements or the FF&E (including, without limitation, any and all warranties or guaranties related to the FF&E or the Improvements and all contracts and other third-party agreements related to the operation or maintenance of the Land, Improvements or FF&E);

in each case whether now owned or hereafter acquired by the Grantor; provided, however, in no event shall the Property include (a) any property described in clauses (C) through (F) above to the extent such property constitutes “Collateral” under the FVE Revolving Credit Agreement (as defined in the Loan Agreement) as in effect on the effective date of the Loan Agreement, or (b) the Grantor’s leasehold interest in any leased FF&E if the grant of a security interest therein to the Beneficiary would constitute an event of default under the applicable lease.

TO HAVE AND TO HOLD said Property with all privileges and appurtenances thereunto belonging, to said Trustee, his heirs, successors, and assigns forever, upon the trusts, terms and conditions, and for the uses hereinafter set forth.

If the Grantor shall pay and perform the Obligations secured hereby in accordance with the terms of the Loan Agreement and the Note, and any renewals or extensions thereof in whole or in part, all other sums secured hereby and shall comply with all of the covenants, terms and conditions of this Deed of Trust, the Loan Agreement and the Note, then this conveyance shall be null and void and may be cancelled of record at the request and the expense of the Grantor.  If, however, there shall be any default in the payment or performance of the Obligations beyond all applicable cure periods, then and in any of such events, without further notice, it shall be lawful for and the duty of the Trustee, upon request of the Beneficiary, to sell the land herein conveyed at public auction for cash, after having first given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as may then be required by law and giving such notice and advertising the time and place of such sale in such manner as may then be provided by law, and upon such and any resales and upon compliance with the law then relating to foreclosure proceedings under power of sale to convey title to the purchaser in as full and ample manner as the Trustee is empowered.  The Trustee shall be authorized to retain an attorney to represent him in such proceedings.

The proceeds of the sale after the Trustee retains his commission, together with reasonable attorneys fees incurred by the Trustee in such proceeding, shall be applied to the costs of sale, including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fees and incidental expenditures, the amount due on the Loan Agreement and the Note hereby secured and advancements and other sums expended by the Beneficiary according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures.  The Trustee’s commission shall be five percent (5%) of the gross proceeds of the sale for a completed foreclosure.  In the event foreclosure is commenced, but not completed, the Grantor shall pay all expenses incurred by the Trustee, including reasonable attorneys fees.

And the said Grantor does hereby covenant and agree with the Trustee as follows:

1.               INSURANCE.  The Grantor shall keep the Improvements, now or hereafter erected, constantly insured for the benefit of the Beneficiary against loss by fire, windstorm and such other casualties and contingencies, in such manner and in such companies and for such amounts, as indicated in the Loan Agreement.  All proceeds from any insurance so maintained shall at the option of the Beneficiary be applied to the debt secured hereby and if payable in installments, applied in the inverse order of maturity of such installments or to the repair or reconstruction of any Improvements.

2.               TAXES, ASSESSMENTS, CHARGES. The Grantor shall pay all taxes, assessments and charges as may be lawfully levied against said Property as required pursuant to the Loan Agreement.

3.               CONDEMNATION.  In the event that any or all of the Property shall be condemned and taken under the power of eminent domain, the Grantor shall give immediate written notice to the Beneficiary and the Beneficiary shall have the right to receive and collect all damages awarded by reason of such taking, and the right to such damages hereby is assigned to the Beneficiary who shall have the discretion to apply the amount so received, or any part thereof, to the indebtedness due hereunder and if payable in installments, applied in the inverse order of maturity of such installments, or to any alteration, repair or restoration of the Property by the Grantor.

4.               SUBSTITUTION OF TRUSTEE.  The Grantor and the Trustee covenant and agree to and with the Beneficiary that in case the said Trustee, or any successor trustee, shall die, become incapable of acting, renounce his trust, or for any reason the Beneficiary desires to replace said Trustee, then the Beneficiary may appoint, in writing, a trustee to take the place of the Trustee; and upon the such appointment, the trustee thus appointed shall succeed to all the rights, powers, and duties of the Trustee.

5.               ADVANCEMENTS.  If the Grantor shall fail to perform any of the covenants or obligations contained herein or in any other instrument given as additional security for the Obligations secured hereby, the Beneficiary may, but without obligation, make advances to perform such covenants or obligations, and all such sums so advanced shall be added to the principal sum, shall bear interest at the rate provided in the Loan Agreement for sums due after default and shall be due from the Grantor on demand of the Beneficiary.  No advancement or anything contained in this paragraph shall constitute a waiver by the Beneficiary or prevent such failure to perform (after the expiration of any applicable notice and/or cure period) from constituting an Event of Default under the Loan Agreement.

6.               INDEMNITY.  If any suit or proceeding be brought against the Trustee or the Beneficiary or arising out of this Deed of Trust or the Loan Agreement, or if any suit or proceeding be brought which may, in the Beneficiary’s commercially reasonable judgment, affect the value or title of the Property, the Grantor shall defend, indemnify and hold harmless and on demand reimburse the Trustee or the

Beneficiary from any actual loss, cost, damage or expense incurred by reason thereof, and any sums expended by the Trustee or the Beneficary shall bear interest as provided in the Loan Agreement for sums due after default and shall be due and payable on demand.

7.               WAIVERS.  The Grantor waives all rights to require marshalling of assets by the Trustee or the Beneficiary.  No delay or omission of the Trustee or the Beneficiary in the exercise of any right, power or remedy arising under the Loan Agreement, the Note or this Deed of Trust shall be deemed a waiver of any default or aquiescence therein or shall impair or waive the exercise of such right, power or remedy by the Trustee or the Beneficiary at any other time.

8.               CIVIL ACTION.  In the event that the Trustee is named as a party to any civil action as the Trustee in this Deed of Trust, the Trustee shall be entitled to employ an attorney at law, including himself if he is a licensed attorney, to represent him in said action and the reasonable attorney’s fee of the Trustee in such action shall be paid by the Beneficiary and added to the principal of the Note and bear interest at the rate provided in the Loan Agreement for sums due after default.

9.               CREATION OF SECURITY INTERESTS.  This Deed of Trust shall constitute a “security agreement” within the meaning of the Uniform Commercial Code of the State of North Carolina, N.C.G.S. 25-9-101, et seq (the “UCC”).  By executing and delivering this Deed of Trust, the Grantor hereby expressly grants to the Beneficiary, as security for the Obligations, a security interest in the personal property encumbered hereby (the “Personal Property”), for the purpose of securing the Obligations, to the full extent that such Personal Property may be subject to the UCC, but subject to the rights of the beneficiary of any deed of trust senior in priority to this Deed of Trust.  At the Beneficiary’s request, the Grantor will join the Beneficiary in executing one or more financing statements and renewals and amendments thereof pursuant to the UCC, in form reasonably satisfactory to the Beneficiary and will pay all costs of filing thereof.  Certain items of the Personal Property are, may, or will become attached to the real property that is encumbered by this Deed of Trust.  It is intended that the filing for record of this Deed of Trust will make it effective as a financing statement filed as a fixture filing within the meaning of the UCC.  Notwithstanding anything to the contrary in this Deed of Trust, if, in the event of a foreclosure (whether judicial or non-judicial) of this Deed of Trust, less than all of the Personal Property subject to this security interest is sold at foreclosure, that portion of the Personal Property not sold shall continue to remain subject to the security interest granted hereby.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its Board of Directors, the day and year first above written.

GRANTOR:

, LLC,	(SEAL)
a Delaware limited liability company

By:
Name:
Title:

CORPORATE ATTESTATION:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS )

) SS:

COUNTY OF MIDDLESEX	)

On this              day of             , 2011, before me, the undersigned notary public, personally appeared                               , the                        of                                              LLC, a Delaware limited liability company, proved to me based on personal knowledge or through satisfactory evidence of identification consisting of                                   , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as the act of and on behalf of the company.

Official signature and seal of notary

My commission expires:

EXHIBIT B

FORM OF NOTE

$80,000,000	Boston, Massachusetts
[ ]

FOR VALUE RECEIVED, the undersigned, FIVE STAR QUALITY CARE, INC., a Maryland corporation, MORNINGSIDE HOLDINGS OF CONCORD, LLC, a Delaware limited liability company, MORNINGSIDE OF CONCORD, LLC, a Delaware limited liability company, MORNINGSIDE HOLDINGS OF RALEIGH, LLC, a Delaware limited liability company, MORNINGSIDE OF RALEIGH, LLC, a Delaware limited liability company, MORNINGSIDE HOLDINGS OF GASTONIA, LLC, a Delaware limited liability company, MORNINGSIDE OF GASTONIA, LLC, a Delaware limited liability company, MORNINGSIDE HOLDINGS OF GREENSBORO, LCC, a Delaware limited liability company, MORNINGSIDE OF GREENSBORO, LLC, a Delaware limited liability company, FIVE STAR QUALITY CARE — OBX OPERATOR, LLC, a Maryland limited liability company (“Borrowers”), hereby jointly and severally promise to pay to SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust or its successors and assigns (the “Lender”) on the Maturity Date (as defined in the Bridge Loan Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of EIGHTY MILLION ($80,000,000) DOLLARS or such lesser principal amount of Loans (as defined in the Bridge Loan Agreement referred to below) as have then been extended by the Lender.  The Borrowers further agree to pay interest in like money at the chief executive office of the Lender on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Sections 2.05 and 2.06 of the Bridge Loan Agreement.  Capitalized terms used herein which are defined in the Bridge Loan Agreement shall have such defined meanings unless otherwise defined herein.

The Lender may endorse and attach a schedule to reflect the date and amount of interest accrued, the date and amount of each payment or prepayment of principal or interest hereof; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Bridge Loan Agreement.

This Note is the Note referred to in the Bridge Loan Agreement, dated as of May       , 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Bridge Loan Agreement”), among the Borrowers and the Lender.  This Note is subject to the provisions thereof and is subject to optional prepayment in whole or in part as provided therein.

This Note is secured as provided in the Bridge Loan Agreement.  Reference is hereby made to the Bridge Loan Agreement and the Mortgages for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuation of any one or more Events of Default, all amounts then remaining unpaid on this Note may be declared to be, and in certain instances shall automatically become, immediately due and payable, all as provided in the Bridge Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

All disputes, claims or controversies arising out of this Note are subject to arbitration in accordance with Section 9.13 of the Bridge Loan Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Executed as of the date first written above.

BORROWERS:

FIVE STAR QUALITY CARE, INC.
as Borrower

By:
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE HOLDINGS OF CONCORD, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF CONCORD, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

2

MORNINGSIDE HOLDINGS OF RALEIGH, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF RALEIGH, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE HOLDINGS OF GASTONIA, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF GASTONIA, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

3

MORNINGSIDE HOLDINGS OF GREENSBORO, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

MORNINGSIDE OF GREENSBORO, LLC
as Borrower

By: LIFETRUST AMERICA, INC., as its member

By:
Name:	Bruce J. Mackey Jr.
Title:	President

FIVE STAR QUALITY CARE — OBX OPERATOR, LLC
as Borrower

By:
Name:	Bruce J. Mackey Jr.
Title:	President

4

SCHEDULE TO PROMISSORY NOTE DATED               , 2011

BY AND AMONG

FIVE STAR QUALITY CARE, INC., A MARYLAND CORPORATION, MORNINGSIDE HOLDINGS OF CONCORD, LLC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE OF CONCORD, LLC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE HOLDINGS OF RALEIGH, LLC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE OF RALEIGH, LLC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE HOLDINGS OF GASTONIA, LLC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE OF GASTONIA, LLC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE HOLDINGS OF GREENSBORO, LCC, A DELAWARE LIMITED LIABILITY COMPANY, MORNINGSIDE OF GREENSBORO, LLC, A DELAWARE LIMITED LIABILITY COMPANY, FIVE STAR QUALITY CARE — OBX OPERATOR, LLC, A MARYLAND LIMITED LIABILITY COMPANY JOINTLY AND SEVERALLY AS BORROWERS

AND

SENIOR HOUSING PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST OR ITS SUCCESSORS AND ASSIGNS AS LENDER

Date of Schedule:

Loan Amount	Loan Date	Aggregate Principal Payments	Unpaid Principal Balance	Accrued and Unpaid Interest

Endorsed by:

SENIOR HOUSING PROPERTIES TRUST
as Lender

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to Senior Housing Properties Trust (the “Lender”) pursuant to Section 5.02(a) of the Bridge Loan Agreement, dated as of                      , 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Bridge Loan Agreement”), among Five Star Quality Care, Inc., a Maryland corporation (“FVE”), the other borrowers thereunder and the Lender.  Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.  All certifications made in this Compliance Certificate are made in my capacity as Chief Financial Officer and not in any individual capacity.

1.             I am the duly elected, qualified and acting Chief Financial Officer of FVE.

2.             I have reviewed and am familiar with the contents of the Bridge Loan Agreement and this Compliance Certificate.

3.             To the best of my knowledge, information and belief after due inquiry, no Default exists[, except as set forth below].

(Signature Page Follows)

IN WITNESS WHEREOF, FVE, through the undersigned acting solely in his or her capacity as Chief Financial Officer and not in any individual capacity, executes this Certificate this          day of                         , 20    .

FIVE STAR QUALITY CARE, INC.

By:
Name:
Title: Chief Financial Officer

2

SCHEDULE 1

FACILITIES AND VALUE

	Facilities	Value

10.	Riverwalk Commons and Gardens Indianapolis, IN	$30,400,000

11.	Rosewalk Commons and Gardens Lafayette, IN	$23,420,000

12.	Clearwater Commons Indianapolis, IN	$16,940,000

13.	Morningside of Raleigh Raleigh NC	$19,368,000

14.	Morningside of Concord Concord, NC	$18,449,000

15.	Morningside of Gastonia Gastonia, NC	$18,435,000

16.	Morningview at Irving Park Greensboro, NC	$16,647,000

1